EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File No. 333-102008 on Form S-8 of our reports dated March 30, 2006, relating to the consolidated financial statements of Central Vermont Public Service Corporation and its subsidiaries, management's report on the effectiveness of internal control over financial reporting, and the consolidated financial statement schedules contained in Schedule II, Item 15 (our report on the consolidated financial statements expresses an unqualified opinion and includes explanatory paragraphs regarding the sale of the Company's interest in Catamount Energy Corporation and regarding the restatement of the 2004 and 2003 consolidated financial statements and our report on internal control over financial reporting expresses an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Central Vermont Public Service Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 30, 2006